UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2008

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	0-6890	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 New Karner Road, Albany, New York 12205

(Address of Principal Executive Offices) (Zip Code)

(518) 533-2200

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders (the “Annual Meeting”) of Mechanical Technology, Incorporated (the “Company”) held on May 15, 2008, 33,174,068 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (representing approximately 86.9% of the 38,179,888 shares of Common Stock issued and outstanding as of April 8, 2008) were represented by proxy or in person. The final report from the Inspectors of Election confirmed that the Company’s stockholders approved by the requisite vote the election of the following members of the Board of Directors of the Company for the terms of office set forth opposite each person’s name below:

Director Name	Term	Number of Votes For	% Cast	Against/ Withheld	Broker Non-Votes
Thomas J. Marusak	3 Yr.	31,239,358	81.8	1,928,515	—
E. Dennis O’Connor	3 Yr.	31,224,184	81.8	1,943,689	—

The terms of office of Peng K. Lim, William P. Phelan and Dr. Walter L. Robb continue after the Annual Meeting. Concurrent with the Annual Meeting, Mr. Steven N. Fischer, Chairman of the Company, retired from the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

At the Annual Meeting, the final report from the Inspectors of Election confirmed that stockholders of the Company holding a majority of the outstanding Common Stock approved an amendment to the Company’s certificate of incorporation (the “Reverse Split Amendment”) to effect a reverse split of the issued Common Stock in the ratio of one share of new Common Stock for eight old shares of Common Stock (the “Reverse Split”).

Number of Votes For	Against/ Withheld	Abstentions	Broker Non-Votes
29,543,910	3,454,174	175,982	—

On May 15, 2008, following the approval by the Company’s stockholders of the Reverse Split Amendment at the Annual Meeting, the Company filed the Reverse Split Amendment with the New York Department of State and the Reverse Split became effective upon such filing. Upon the effectiveness of the Reverse Split, the Common Stock will trade on The Nasdaq Global Market on a split-adjusted basis. To denote the Reverse Split, the Common Stock will trade under the symbol “MKTYD” for a period of twenty trading days following the implementation of the Reverse Split, after which time the trading symbol will revert to “MKTY”

The Reverse Split will be effective with respect to stockholders of record upon the close of business on May 15, 2008. The Company will not issue any fractional shares resulting from the Reverse Split and will instead pay holders thereof the cash value of fractional shares that would have otherwise been issued. As a result of the Reverse Split, each eight shares of issued Common Stock will be converted into one share of Common Stock.

The Company’s transfer agent, American Stock Transfer & Trust Company, will send instructions to stockholders of record regarding the exchange of certificates for Common Stock.

The Reverse Split Amendment to the Company’s certificate of incorporation is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On May 15, 2008, the Company issued a press release announcing the results of its Annual Meeting held on that same day. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
3.2	Reverse Split Amendment to the Certificate of Incorporation, Mechanical Technology, Incorporated
99.1	Press release of Mechanical Technology, Incorporated issued on May 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: May 15, 2008	By:	/S/ CYNTHIA A. SCHEUER
	Name:	Cynthia A. Scheuer
	Title:	Vice President, Chief Financial Officer and Secretary

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